Exhibit 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED OR REGISTERED UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE,  PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND QUALIFICATION OR REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND ITS COUNSEL (SUCH SATISFACTION BEING TO THE FORM AND SUBSTANCE OF THE OPINION AS WELL AS TO THE COUNSEL RENDERING THE OPINION) THAT REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

WCPN «Warrant_No»

WARRANT TO PURCHASE SHARES

Void after «Exp_Date»

THIS WARRANT is issued to:

by KineMed, Inc., a Delaware corporation (the “Company”) pursuant to the terms of that certain Subscription Agreement (or Amended Subscription Agreement) for the Convertible Promissory Note and Warrant to Purchase Shares Offering (the “Subscription Agreement”) and in connection with the Company's issuance to the holder of this Warrant of a Convertible Promissory Note (the “Note”) in the principal amount of «amount as written».

1. Purchase of Shares. Subject to the terms and conditions set forth herein and in the Subscription Agreement, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company, or at such other place as the Company shall notify the holder hereof in writing, to purchase from the Company up to the number of fully paid and non-assessable Shares, defined below, that equals the quotient obtained by dividing: (a) the Warrant Coverage Amount, defined below, by (b) the Exercise Price, defined below.

2. Definitions.

A. Accredited Investor. Accredited Investor shall mean a Person qualifying as an “Accredited Investor” as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”) and as amended under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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B. Change of Control. Change of Control shall mean: (i) any consolidation or merger involving the Company pursuant to which the Company's stockholders own less than fifty percent (50%) of the voting securities of the surviving entity, or (ii) the sale of all or substantially all of the assets of the Company.

C. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the Term, defined below.

D Exercise Price. The exercise price for the Shares shall be as follows: If the Qualified Financing is an Initial Public Offering, the Exercise Price shall be the price per share of securities sold to investors in the Initial Public Offering. If the Qualified Financing is a Mezzanine Financing, the Exercise Price shall be the price per share of the securities sold to investors in the Mezzanine Financing. If the Mezzanine Financing involves convertible securities, the exercise price shall be the conversion price. If there is a Change of Control prior to the occurrence of a Qualified Financing or if a Qualified Financing has not occurred by the Maturity Date of the Note, the Exercise Price shall be the price per share of common stock under grants made to Optionees pursuant to the 2010 KineMed, Inc. Equity Incentive Plan most recently occurring six months or more prior to the Change of Control date or the Maturity Date.

E Initial Public Offering. Initial Public Offering or IPO shall mean the first sale of securities of the Company to the public in an offering pursuant to an effective registration statement filed under the Act raising capital in an amount of Twenty Million Dollars ($20,000,000) or more.

F Investor. Investor shall mean the Person specified as Investor in the initial paragraph of this Warrant or any Person who shall be the registered holder of this Warrant.

G Mezzanine Financing. Mezzanine Financing shall mean a private sale to Accredited Investors of newly created securities either in the form of common stock, preferred stock, convertible notes, or other securities in which new capital is raised in an amount of Three Million Dollars ($3,000,000) or more.

H Person. Person shall mean any individual, partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative association, or other entity, and, where the context so permits, the legal representatives, successors in interest and assigns of such Person.

I Qualified Financing. Qualified Financing shall mean the earlier to occur of an Initial Public Offering or a Mezzanine Financing, as such terms are defined herein.

J Shares. Shares shall mean shares of the Company's securities issued to investors in a Qualified Financing. If the Qualified Financing is Mezzanine Financing that involves convertible securities, Shares shall mean the securities into which the financing converts. If there is a Change of Control prior to a Qualified Financing or if a Qualified Financing has not occurred by the Maturity Date of the Note, the Shares shall mean Common Stock of the Company.

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K Term. The Term of this Warrant shall commence on the earliest to occur of: (i) the date of the closing of a Qualified Financing, (ii) thirty (30) days prior to a Change of Control , or (iii) the Maturity Date of the Note, whether or not the Note has been paid prior thereto, and shall continue until its expiration described in Section 13 below.

L Warrant Coverage Amount. Warrant Coverage Amount shall mean that amount which equals thirty percent (30%) of the principal amount of the Note.

3. Method of Exercise. While this Warrant remains outstanding and exercisable as provided herein, Investor may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i) the delivery of a completed and correct investor suitability questionnaire in a form satisfactory to the Company and the Chief Executive Officer of Company, representing that Investor is an Accredited Investor by reason of qualification and compliance at the time of exercise;

(ii) the surrender of the Warrant, together with a notice of exercise addressed to the Chief Executive Officer of the Company at its principal offices; and

(iii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

4. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter and in any event within thirty (30) days of the delivery of the notice of exercise and the aggregate Exercise Price for the number of Shares being purchased

5. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable.

6. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

A. Subdivisions, Combinations and Other Issuances. If the Company shall, at any time prior to the expiration of this Warrant, subdivide the Shares, by split-up or otherwise, or combine its Shares, or issue additional shares of its Shares as a dividend, the number of Shares to be issued on the exercise of this Warrant shall be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant, as adjusted, shall remain the same. Any adjustment under this Section 6 A shall become effective at the close of business on the date the subdivision or combination becomes effective or as of the record date of such dividend or in the event that no record date is fixed, upon the making of such dividend.

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B. Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company, other than as a result of a subdivision, combination, or stock dividend provided for in Section 6 A above, the Company shall make appropriate provision so that the holder of this Warrant shall have the right at any time prior to the expiration of the Term to purchase at a total price equal to that payable upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

C. Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant or in the Exercise Price, Company shall promptly notify the Investor of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

7. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares, Company shall refund any excess.

8. Representations of the Company. Company represents that all corporate actions on the part of Company, its officers, directors, and stockholders necessary for the sale and issuance of this Warrant have been taken.

9. Representations and Warranties by the Investor. The Investor represents and warrants to the Company as follows:

A. This Warrant and the Shares to be issued upon exercise thereof are being acquired for its own account, for investment, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act. Upon exercise of this Warrant, the Investor, if so requested by Company, shall confirm in writing, in a form satisfactory to Company that the securities to be issued upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

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B. Investor understands that the Warrant and the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, they must be held by the Investor indefinitely, and Investor must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. Investor further understands that the Warrant Shares have not been qualified under the California Securities Law of 1968 (the “California Law”) by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Investor's investment intent expressed above.

C. Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

D. Investor is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

E. Investor is an Accredited Investor and will confirm and represent Investor is an Accredited Investor at the date of exercise.

10.           Restrictive Legends. The Shares, unless registered under the Act, shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED OR REGISTERED UNDER ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION OR REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF AGREEMENT IN THE EVENT OF A PUBLIC OFFERING. THIS TRANSFER RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

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11.           Warrants Transferable. Subject to compliance with the terms and conditions of this Section 11, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Investor hereof except for transfer taxes, upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale, or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, Investor hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof together with a written opinion of such Investor's counsel, or other evidence if requested by the Company, to the effect that such offer, sale, or other disposition may be effected without registration or qualification of this Warrant or the Shares under the Act, as then in effect or any federal or state securities law then in effect, and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion, or other evidence if so requested, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Warrant or such Shares in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 11 that the opinion of counsel for the Investor or other evidence is not reasonably satisfactory to Company, Company shall so notify the Investor promptly with details thereof after such determination has been made. Each certificate representing this Warrant or the Shares transferred in accordance with this Section 11 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for Investor such legend is not required in order to ensure compliance with such laws. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

12.           Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issued on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise, or to receive notice of meetings, dividends, or subscription rights or otherwise until the Warrant shall have been exercised and the Shares to be purchased upon the exercise hereof shall have become deliverable, as provided herein.

13.           Expiration of Warrant; Notice of Events Terminating This Warrant. This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

A 5:00 p.m., California local time, on «Exp_Date»; or

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B Any Change of Control.

The Company shall provide at least thirty (30) days prior written notice of any event set forth in Section 13 B.

14.            Notices. All notices, requests, demands, consents, instructions, or other communications required or permitted hereunder shall in writing and faxed, mailed, or delivered to each party as follows: (i) if to Investor, at Investor's address or facsimile number set forth on the signature page below, or at such other address as Investor shall have furnished the Company in writing, or (ii) if to the Company, at 5980 Horton St Ste 470, Emeryville CA 94608-2012, Attention: Chief Executive Officer [telephone 510 655 6525 x100, facsimile 105 655 6506], or at such other address or facsimile number as the Company shall have furnished to the Investors in writing. All such notices and communications will be deemed effectively given the earlier of: (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service of recognized standing, or (v) four (4) days after being deposited in the U.S. mail, first class with postage prepaid.

15.             Market Stand-Off Agreement. Investor hereby agrees that it will not, without the prior written consent of Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's Initial Public Offering and ending on the date specified by Company and the managing underwriter (such period not to exceed one hundred eighty (180) days): (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of Company, whether such securities are then owned by Investor or are thereafter acquired, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of securities of Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the securities in cash or otherwise. The provisions of this Section 15 shall apply only to the Company's Initial Public Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable if all officers and directors enter into similar agreements and Company uses all reasonable efforts to obtain similar agreements from all other greater than one percent (1%) stockholders. The underwriters in connection with Company's Initial Public Offering are intended to be third party beneficiaries of this Section 15 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Investor agrees to execute such agreements as may be reasonable requested by the underwriters in Company's Initial Public Offering that are consistent with this Section 15 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreement by Company or the underwriters, except in the case of legal separation, divorce, or pursuant to the terms of a court order, shall apply to all Investors subject to such agreement pro rata based on the number of shares subject to such agreements, provided that, notwithstanding the foregoing, Company and the underwriters may, in their sole discretion, waive or terminate these restrictions with respect to up to one percent (1%) of the Company's outstanding common stock. In order to enforce the foregoing provisions, Company may impose stop transfer instructions with respect to the Registrable Securities of each Investor, and the shares or securities of every other person subject to the foregoing restrictions, until the end of such period. Notwithstanding the foregoing, the obligations described in this Section 15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form 5-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction.

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16.           Governing Law. Any corporate matters specifically set forth in the General Corporation Law of the State of Delaware shall be governed by the laws of Delaware. Any matters relating to securities laws and rights related thereto shall be governed by the applicable U.S. federal or the applicable state securities laws and regulations. All other matters, such as the interpretation of the rights granted and the obligations of the parties under this Note, shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within
California.

17.           Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of Company, Investor, and of the holder of the Shares issued upon exercise of this Warrant shall survive the exercise of this Warrant.

The Company has caused this Warrant to be issued as of «Issuance_Date».

KINEMED, INC.
a Delaware corporation

By:

Name: David M. Fineman

Address for Investor:

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EXHIBIT 1

NOTICE OF EXERCISE

TO:	KINEMED, INC.
5980 Horton St Ste 470
Emeryville CA 94608-2012
Attention: Chief Executive Officer

1.           The undersigned hereby elects to purchase _______ Shares of _______ pursuant to the terms of the attached Warrant.

2.           The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

3.           Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.           The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 9 of the attached Warrant (including Section 9 E thereof) are true and correct as of the date hereof. The undersigned acknowledges that the Shares will bear a restrictive legend as described in Section 10 of the attached
Warrant.

(Signature)

(Name)

(Date)

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EXHIBIT 2

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

__________________________________________________________ the right represented by the attached Warrant to purchase ________ shares of _______________________________ of KINEMED, INC. to which the attached Warrant relates, and appoints______________________________ Attorney to transfer such right on the books of KINEMED, INC. with full power of substitution in the premises.

Dated: _____________
(Signature must conform in all respects to name of Investor as specified on the face of the Warrant)
Address:

Signed in the presence of:

Signature

Print Name

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